Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$311,037
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,186,843
Dividend Income	147
Interest Income	74
ETF Transaction Fees	700
Total Income (Loss)	$1,498,801

Expenses
General Partner Management Fees	$6,065
Professional Fees	14,349
Brokerage Commissions	428
Directors' Fees and insurance	1,078
NYMEX License Fee	121
Total Expenses	22,041
Expense Waiver	(14,764)
Net Expenses	$7,277
Net Income (Loss)	$1,491,524

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/21	$8,967,715
Additions (100,000 Shares)	892,478
Withdrawals (150,000 Shares)	(1,372,555)
Net Income (Loss)	1,491,524

Net Asset Value End of Month	$9,979,162
Net Asset Value Per Share (1,000,000 Shares)	$9.98

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596